UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

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National Presto Industries, Inc.

(Exact name of registrant as specified in this chapter)

Wisconsin	1-2451	39-0494170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 North Hastings Way Eau Claire, Wisconsin	54703-3703
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 715-839-2121

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Items under Sections 3, 4 through 6, and 8 are not applicable and therefore omitted.

Item 1.01  Entry into a Material Definitive Agreement

Item 2.01    Completion of Acquisition or Disposition of Assets

On January 3, 2017, National Presto Industries, Inc. (the “Company”) and its wholly-owned subsidiary, Presto Absorbent Products, Inc. (“Seller”), entered into and simultaneously consummated the transactions contemplated an asset purchase agreement (the “asset purchase agreement”) with Drylock Technologies, Ltd. (“Buyer”). A copy of the asset purchase agreement is filed herewith as Exhibit 2.1.

Pursuant to the asset purchase agreement, on the January 3, 2017 closing date Seller sold to Buyer certain assets used exclusively in Seller’s business of designing, manufacturing and marketing private-label and branded adult incontinence products (the “Business”). Buyer also assumed certain agreements and liabilities of the Business as of the closing date. Certain assets were excluded from the asset sale transaction, including Seller’s cash and cash equivalents, excluded contracts, and any assets not exclusively used in the Business.

On January 3, 2017, the Buyer paid the Seller approximately $67 million in respect of the asset sale transaction, subject to adjustment following the closing date for the difference between estimated and actual net working capital amounts.

Excluded from the assets sold at the January 3, 2017 closing were certain damaged assets exclusively used in the Business. The asset purchase agreement provides that, when repaired or replaced and otherwise meeting defined performance standards, these assets will be sold by Seller to Buyer on a delayed basis for $4.0 million at a subsequent closing.

As contemplated by the asset purchase agreement, on January 3, 2017, the Buyer offered employment to all of the Seller’s employees, and the Company, as landlord, entered into a lease agreement with Buyer, as tenant for the lease of a portion of the Company’s Eau Claire facility. Buyer will use the leased premises for manufacturing private-label and branded adult incontinence products and related activities.

The foregoing summary of the asset purchase agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the asset purchase agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. On January 3, 2017,  pursuant to the terms of the Asset Purchase Agreement, by and among the registrant and Drylock Technologies, Ltd. (“Drylock”), the registrant sold substantially all assets of its wholly-owned absorbents product subsidiary, Presto Absorbent Products, Inc. to Drylock.  The registrant issued a press release regarding the transaction, which is filed as Exhibit 99.2 to this Form 8-K. Such Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the

Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01  Regulation FD Disclosure

On January 3, 2017, the Company issued a press release announcing the consummation of the asset sale transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable

(b)  Pro Forma Financial Information

Furnished herewith as Exhibit 99.2 is the following pro forma financial information:

(i)	Unaudited Pro Forma Condensed Consolidated Statements of Earnings for the Nine Months Ended October 2, 2016 and for the Fiscal Years Ended December 31, 2015, 2014 and 2013
(ii)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 2, 2016
(iii)	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c) Shell Company Transactions

Not applicable

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of January 3, 2017 by and among Drylock Technologies, Ltd., Presto Absorbent Products, Inc. and National Presto Industries, Inc.
99.1	Press Release Issued by National Presto Industries, Inc. on January 3, 2017
99.2	Pro Forma Financial Information

Forward looking statements in this Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made herein. Investors are cautioned that all forward looking statements involve risks and uncertainty. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: government defense spending and defense requirements; termination for the convenience of the government; interest rates; continuity of relationships with and purchases by the United States Government and other major customers; unexpected problems or events experienced by subcontractors, team members, or their respective suppliers or subcontractors; product mix; competitive pressure on pricing; increases in material, freight/shipping, labor or other production costs that cannot be recouped through pricing; and such other factors as may be described from time to time in the Registrant’s SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc.
(Registrant)

Date: January 9, 2017	By:	/s/ Maryjo Cohen
(Signature) Maryjo Cohen, President
and Chief Executive Officer